EXHIBIT 99.1
INVESTOR RELATIONS UPDATE
January 28, 2010
General Comments
•	2010 Capacity Guidance — For 2010, total system capacity is expected to be up slightly. Mainline is forecast to be up approximately two percent, with domestic down one percent and international up nine percent. Express is expected to be down approximately two percent.
•	Cash — As of December 31, 2009, the Company had approximately $2.0 billion in total cash and investments, of which $0.5 billion was restricted. In addition, as of December 31, 2009, the Company’s Auction Rate Securities had a book value of $203 million ($347 million par value). During the fourth quarter, the Company monetized approximately $64 million (par value) of its auction rate securities. The Company continues to look at other opportunities to reduce its auction rate security exposure. While these securities are held as investments in non-current marketable securities on our balance sheet, they are included in our unrestricted cash calculation.
•	Fuel — For the first quarter 2010, the Company anticipates paying between $2.11 and $2.16 per gallon of mainline jet fuel (including taxes). Forecasted volume and fuel prices are provided in the table below.
•	Profit Sharing / CASM — Profit sharing equals 10% of pre-tax earnings excluding special items up to a 10% pre-tax margin and 15% above the 10% margin. Profit sharing is excluded in the CASM guidance given below.
•	Cargo / Other Revenue — cargo revenue, ticket change fees, excess / overweight baggage fees, first and second bag fees, contract services, simulator rental, airport clubs, Materials Services Company (MSC), and inflight service revenues. The Company’s a la carte revenue initiatives are expected to generate in excess of $500 million in revenue in 2010.
•	Taxes / NOL — As of December 31, 2009, net operating losses (NOL) available for use by the Company is approximately $2.1 billion, all of which will be available for use in 2010. The Company’s net deferred tax asset, which includes the NOL, is subject to a full valuation allowance. As of December 31, 2009, the valuation allowances associated with Federal and state NOL are $546 million and $77 million, respectively. In accordance with generally accepted accounting principles, future utilization of the NOL will result in a corresponding decrease in the valuation allowance and offset the Company’s tax provision dollar for dollar. As a result, income tax benefits are not recognized in the Company’s statement of operations.

In the fourth quarter and for the full year ended December 31, 2009, we recognized a special $17 million tax benefit due principally to the recovery of Alternate Minimum Tax (AMT) paid in prior years as a result of legislative changes in the Worker, Homeownership, and Business Assistance Act of 2009. The Company also recognized a special $21 million non–cash tax benefit as a result of an intra-period allocation of tax expense recognized in other comprehensive income (OCI), a subset of stockholders’ equity. Under current accounting rules, the Company is required to consider all items (including items recorded in other comprehensive income) in determining the amount of tax benefit that results from a loss from continuing operations.

To the extent profitable, the Company will use NOL to reduce Federal and state taxable income in 2010. The Company also may be subject to AMT liability and obligated to record and pay state income tax related to certain states where NOL may be limited or not available to be used, if profitable in 2010.
Please refer to the footnotes and the forward looking statements page of this document for additional information

MAINLINE UPDATE
January 28, 2010
Mainline Comments
•	Mainline data includes US Airways operated flights and all operating expenses are for mainline operated flights only. Please refer to the following page for information pertaining to Express.

Mainline Guidance	1Q10E	2Q10E	3Q10E	4Q10E	FY10E

Available Seat Miles (ASMs) (bil)	~16.8	~18.6	~18.9	~17.5	71.8
CASM ex fuel, special items & profit sharing (YOY % change)[1]	+1% to +3%	-1% to +1%	-1% to +1%	-4% to -2%	-1% to +1%

Cargo Revenues ($ mil)	~25	~30	~30	~30	~115
Other Revenues	~310	~330	~330	~320	~1,290

Fuel Price (incl hedges and taxes) ($/gal) (as of 01/26/10)	2.11 – 2.16	2.12 – 2.17	2.19 – 2.23	2.23 – 2.28	2.16 – 2.21
Fuel Gallons Consumed (mil)	~255	~285	~290	~270	~1,100

Percent Hedged	—	—	—	—	—
Weighted Avg. Heating Oil Collar Range ($/gal)	—	—	—	—	—
Weighted Avg. Jet Fuel Equivalent (incl, transport, and refining margin) ($/gal)	—	—	—	—	—

Weighted Avg. Estimated Crude Oil Equivalent ($/bbl)	—	—	—	—	—
Estimated Jet Fuel Price Assumption (unhedged, incl transport) ($/gal)	~2.05	~2.06	~2.13	~2.17	~2.10
Impact of Fuel Hedges (Gains)/Losses ($/gal)	—	—	—	—	—

Interest Expense ($ mil)	~85	~90	~90	~90	~355
Interest Income ($ mil)	~(7)	~(8)	~(10)	~(11)	~(36)
Other Non-Operating (Income) / Expense ex special items ($ mil)[2]	~1	~1	~1	~1	~4

Cash Flow / Capital Update ($ mil) Inflow/(Outflow)	1Q10E	2Q10E	3Q10E	4Q10E	FY10E
Cash Capex (non-aircraft)	~(37)	~(37)	~(37)	~(37)	~(150)
Net aircraft Capex (A320/A321/A330 Acquisition)	~(38)	—	—	—	~(38)

Net Other Cash Flow Adjustments[3]	~(60)	~(13)	~(23)	~(70)	~(165)

Notes:

1.	CASM ex fuel, special items & profit sharing is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document

2.	Other Non-Operating (Income) / Expense ex special items include primarily gains and losses from foreign currency and the disposition of assets

3.	Includes equity issuance, debt issuance, debt principal repayment, and non-cash bond discount amortization / interest deferrals (included in interest expense)
Please refer to the footnotes and the forward looking statements page of this document for additional information

EXPRESS UPDATE
January 28, 2010
Express Comments
•	US Airways Express is a network of eight regional airlines (2 wholly owned) operating under code share and service agreements with US Airways. All operating expenses (including purchase agreements) associated with US Airways Express are included within the Express Non-Fuel Operating Expense line item on our income statement.
Express Guidance

	1Q10E	2Q10E	3Q10E	4Q10E	FY10E
Available Seat Miles (ASMs) (bil)	~3.3	~3.6	~3.6	~3.5	~14.0
CASM ex fuel (YOY % change) [1]	+3% to +5%	+4% to +6%	+1% to +3%	-3% to -1%	+1% to +3%

Fuel Price (incl taxes) ($/gal)	2.16 – 2.21	2.17 – 2.22	2.23 – 2.28	2.28 to 2.33	2.21 to 2.26
Fuel Gallons Consumed (mil)	~80	~85	~85	~80	~330
Express Carriers

Air Wisconsin Airlines Corporation	Piedmont Airlines, Inc. [2]
Chautauqua Airlines, Inc.	PSA Airlines, Inc. [2]
Colgan Air, Inc. [4]	Republic Airways
Mesa Airlines [3]	Trans States Airlines, Inc. [4]

Notes:

1.	CASM ex fuel expense is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document.

2.	Wholly owned subsidiary of US Airways Group, Inc.

3.	Subsidiary of Mesa Air Group, Inc.

4.	Pro-rate agreement
Please refer to the footnotes and the forward looking statements page of this document for additional information

FLEET UPDATE
January 28, 2010
Fleet Comments
•	The Company will take delivery of two A320 and two A330 aircraft in 2010 and an additional 24 A320 family aircraft in 2011 and 2012 (12 in the second half of 2011 and 12 in the second half of 2012). The Company has financing commitments in place for all 28 aircraft.
Mainline Fleet Update (End of Period)

	YE09A	1Q10E	2Q10E	3Q10E	4Q10E
Mainline
EMB-190	19	17	15	15	15
737-300	24	24	24	19	19
737-400	40	40	40	40	40
A319	93	93	93	93	93
A320	70	72	72	72	72
A321	51	51	51	51	51
A330	14	16	16	16	16
B757	28	24	24	23	23
B767	10	10	10	10	10

Total	349	347	345	339	339

Express Fleet Update (End of Period)

	YE09A	1Q10E	2Q10E	3Q10E	4Q10E
Express
DH8	50	50	50	50	50
CRJ-200	114	113	113	112	112
CRJ-700	14	14	14	14	14
CRJ-900	38	38	38	38	38
EMB-170	20	20	20	20	20
ERJ-145	9	9	9	9	9
EMB-175	38	38	38	38	38

Total	283	282	282	281	281

Please refer to the footnotes and the forward looking statements page of this document for additional information

SHARES OUTSTANDING
January 28, 2010
•	The estimated weighted average shares outstanding for the full year 2010 are listed in the table below.

Shares Outstanding ($ and shares mil)[1]	Basic	Diluted	Interest Addback

For Q1 — Q4
Earnings above $159 million	161.4	202.3	$8.8
Earnings between $27 million and $159 million	161.4	199.3	$6.2
Earnings up to $27 million	161.4	161.5	—
Net Loss	161.4	161.4	—

For FY 2009
Earnings above $635 million	161.4	202.3	$35.0
Earnings between $107 million and $635 million	161.4	199.3	$24.9
Earnings up to $107 million	161.4	161.5	—
Net Loss	161.4	161.4	—

Notes:

1.	Shares outstanding are based upon several estimates and assumptions, including average per share stock price, stock options, stock appreciation rights, restricted stock unit award activity, and conversion of outstanding senior convertible notes. The number of shares in the actual calculation of earnings per share will likely be different from those set forth above.
Please refer to the footnotes and the forward looking statements page of this document for additional information

GAAP to Non-GAAP RECONCILIATION
January 28, 2010
Reconciliation of GAAP to Non-GAAP Financial Information
US Airways Group, Inc. (the “Company”) is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The Company believes that the non-GAAP financial measures provide investors the ability to measure financial performance excluding special items, which is more indicative of the Company’s ongoing performance and is more comparable to measures reported by other major airlines. The Company believes that the presentation of mainline CASM excluding fuel, special items & profit sharing and Express CASM excluding fuel is useful to investors as both the cost and availability of fuel are subject to many economic and political factors beyond the Company’s control.
This update contains forward-looking statements that are not limited to historical facts, but reflect the Company’s current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the Company’s Form 10-Q for the quarter ended September 30, 2009, and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of fuel costs, labor costs, competition, and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions, regulatory matters and the seasonal nature of the airline business. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this update.

	GAAP to Non-GAAP Reconciliation ($mil except ASM and CASM data)
	1Q10 Range		2Q10 Range		3Q10 Range		4Q10 Range		FY10 Range
	Low	High	Low	High	Low	High	Low	High	Low	High

Mainline
Mainline Operating Expenses	$2,002	$2,044	$2,103	$2,148	$2,143	$2,185	$2,040	$2,084	$8,308	$8,480
Less Mainline Fuel (net of (gains)/losses from fuel hedges)	538	551	604	618	635	647	602	616	2,379	2,432
Less Special Charges	—	—	—	—	—	—	—	—	—	—

Mainline Operating Expense excluding fuel, special items, and profit sharing	1,464	1,493	1,499	1,529	1,508	1,539	1,438	1,468	5,928	6,048

Mainline CASM (GAAP) (cts)	11.92	12.17	11.31	11.55	11.34	11.56	11.66	11.91	11.57	11.81

Mainline CASM excluding fuel, special items, and profit sharing (Non-GAAP) (cts)	8.72	8.89	8.06	8.22	7.98	8.14	8.22	8.39	8.26	8.42

Mainline ASMs (bil)	16.8	16.8	18.6	18.6	18.9	18.9	17.5	17.5	71.8	71.8

Express
Express Operating Expenses	$646	$659	$673	$687	$654	$667	$637	$651	$2,606	$2,655
Less Express Fuel Expense	173	177	184	189	190	194	182	186	729	742

Express Operating Expenses excluding Fuel	473	483	489	498	464	473	455	464	1,876	1,914

Express CASM (GAAP) (cts)	19.58	19.98	18.70	19.07	18.15	18.53	18.21	18.59	18.61	18.97
Express CASM Excluding Fuel (Non-GAAP) (cts)	14.35	14.63	13.57	13.83	12.89	13.14	13.00	13.27	13.40	13.67

Express ASMs (bil)	3.3	3.3	3.6	3.6	3.6	3.6	3.5	3.5	14.0	14.0

Note: Amounts may not recalculate due to rounding
Please refer to the footnotes and the forward looking statements page of this document for additional information

FORWARD LOOKING STATEMENTS
January 28, 2010
FORWARD-LOOKING STATEMENTS
Certain of the statements contained or referred to herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding the outlook, expected fuel costs, revenue and pricing environment, and expected financial performance and liquidity position of US Airways Group (the “Company”). Such statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the impact of future significant operating losses; the impact of downturns in economic conditions and their impact on passenger demand and related revenues; a reduction in the availability of financing, changes in prevailing interest rates and increased costs of financing; the Company’s high level of fixed obligations and the ability of the Company to obtain and maintain any necessary financing for operations and other purposes and operate pursuant to the terms of its financing facilities (particularly the financial covenants); the impact of fuel price volatility, significant disruptions in fuel supply and further significant increases to fuel prices; the ability of the Company to maintain adequate liquidity including in respect of credit card processing agreements; labor costs, relations with unionized employees generally and the impact and outcome of the labor negotiations, including the ability of the Company to complete the integration of the labor groups of the Company and America West Holdings; reliance on vendors and service providers and the ability of the Company to obtain and maintain commercially reasonable terms with those vendors and service providers; reliance on automated systems and the impact of any failure or disruption of these systems; the impact of the integration of the Company’s business units; the impact of changes in the Company’s business model; competitive practices in the industry, including significant fare restructuring activities, capacity reductions or other restructuring or consolidation activities by major airlines; the impact of industry consolidation; the ability to attract and retain qualified personnel; the impact of global instability including the potential impact of current and future hostilities, terrorist attacks, infectious disease outbreaks or other global events; government legislation and regulation, including environmental regulation; the Company’s inability to maintain labor costs at competitive levels; the Company’s ability to obtain and maintain adequate facilities and infrastructure to operate and grow the Company’s route network; costs of ongoing data security compliance requirements and the impact of any data security breach; interruptions or disruptions in service at one or more of the Company’s hub airports; the impact of any accident involving the Company’s aircraft; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; weather conditions and seasonality of airline travel; the cyclical nature of the airline industry; the impact of insurance costs and disruptions to insurance markets; the impact of foreign currency exchange rate fluctuations; the ability to use NOLs and certain other tax attributes; the ability to maintain contracts critical to the Company’s operations; the ability of the Company to attract and retain customers; the ability of external parties, including independent express carriers, to meet their obligations to the Company; and other risks and uncertainties listed from time to time in the Company’s reports to the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Report on Form 10-Q for the quarter ended September 30, 2009 and in the Company’s other filings with the SEC, which are available at www.usairways.com.
Please refer to the footnotes and the forward looking statements page of this document for additional information